TEMPUR-PEDIC REPORTS FOURTH QUARTER AND FULL YEAR EARNINGS
- Reports Fourth Quarter Adjusted EPS of $0.17; GAAP EPS of $0.01

LEXINGTON, KY, January 22, 2009 – Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced financial results for the fourth quarter and year ended December 31, 2008. The Company also announced financial guidance for 2009.

FOURTH QUARTER FINANCIAL SUMMARY

●
Adjusted earnings per share (EPS) were $0.17 per diluted share in the fourth quarter of 2008 as compared to GAAP EPS of $0.52 per diluted share in the fourth quarter of 2007. GAAP EPS in the fourth quarter of 2008 was $0.01, and reflects the tax provision related to the previously announced repatriation of foreign earnings. The Company reported adjusted net income of $12.7 million for the fourth quarter of 2008 as compared to GAAP net income of $39.9 million in the fourth quarter of 2007. GAAP net income in the fourth quarter of 2008 was $1.1 million. For additional information regarding adjusted EPS and adjusted net income (which are non-GAAP measures), please refer to the reconciliation and other information included in the attached schedule.

●
Net sales declined 35% to $189.1 million in the fourth quarter of 2008 from $289.0 million in the fourth quarter of 2007. Net sales in the domestic segment declined 39%, while international segment net sales declined 27%. On a constant currency basis, international segment net sales decreased 19%.

●
Mattress units declined 31% globally. Mattress units declined 39% domestically and 21% internationally. Pillow units declined 37% globally. Pillow units declined 48% domestically and 24% internationally.

●
Gross profit margin was 43.0% as compared to 48.8% in the fourth quarter of 2007. The gross profit margin declined as a result of increased commodity costs, fixed cost de-leverage related to lower production volumes, and a significant net sales decline in the higher margin Direct channel, partially offset by efficiencies in manufacturing productivity.

●
Operating profit margin was 13.4% as compared to 23.4% in the fourth quarter of 2007. Operating profit margin decline resulted from gross profit margin declines and operating expense de-leverage related to lower sales levels. The Company reduced operating expenses by $17.3 million to $56.0 million in the fourth quarter of 2008 from $73.3 million in the fourth quarter of 2007.

●	Reflecting the Company’s continued focus on generating cash, operating cash flow increased to $29.5 million in the fourth quarter of 2008 from a use of $3.5 million in the fourth quarter of 2007.

●
During the quarter, the Company reduced Total debt by $99.4 million to $419.3 million. As of December 31, 2008, the Company’s ratio of Funded debt to EBITDA was 2.44 times, well within the covenant in its credit facility, which requires that this ratio not exceed 3.00 times. For additional information about EBITDA and Funded debt (which are non-GAAP measures), please refer to the reconciliation and other information included in the attached schedule.

●
During the quarter, the Company executed the first phase of its previously announced repatriation of foreign earnings. Currently, the Company anticipates repatriating approximately $150.0 million, up from the previously announced $140.0 million. The Company has recorded an $11.6 million tax provision associated with the entire $150.0 million repatriation initiative.

FULL YEAR 2008 FINANCIAL SUMMARY

●
Adjusted earnings per share (EPS) were $0.94 per dilueted share for the full year 2008 as compared to GAAP EPS of $1.74 per diluted share for the full year 2007. GAAP EPS was $0.79 for the full year 2008, and includes the tax provision effect related to the previously announced repatriation of foreign earnings.

●
Net sales declined 16% to $927.8 million for the full year 2008 from $1,106.7 million for the full year 2007. Net sales in the domestic segment declined 21%, while international segment net sales declined 6%. On a constant currency basis, international segment net sales decreased 11%.

●	Operating cash flow was $198.4 million for the full year 2008 up from $126.4 million for the full year 2007.

●	For the full year 2008, the Company lowered Total debt by $182.7 million to $419.3 million.

Chief Executive Officer Mark Sarvary commented, “During the fourth quarter we executed well in a challenging environment. While consumer spending worsened, we responded quickly to improve earnings. At the same time we substantially improved our balance sheet through a focus on working capital and other cash generating initiatives, including our repatriation. As a result we enter 2009 well positioned financially."

Mr. Sarvary concluded, “As we continue to face this challenging economic environment our goal is to further strengthen our competitive position. Across our operations, we are taking steps to improve margins and reduce costs. At the same time we are focused on a series of strategic initiatives to drive sales in the short term and to position us for growth when the economy recovers.”

Chief Financial Officer Dale Williams commented, “In this economic environment, sales visibility is low. We have established our 2009 sales guidance assuming unit volumes will not improve from the fourth quarter rate coupled with a modest benefit from seasonality and price increases. We are positioned to improve gross margins through productivity and easing commodity costs. We project we will remain in compliance with the covenants in our credit facility.”

2009 Financial Guidance
The Company issued full year 2009 guidance for net sales and earnings per share. It currently expects net sales for 2009 to range from $770 million to $790 million. It currently expects EPS for 2009 to range from $0.70 to $0.90 per diluted share. The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company’s control.

Conference Call Information
Tempur-Pedic International will host a live conference call to discuss financial results today, January 22, 2009 at 5:00 p.m. Eastern Time. The dial-in number for the conference call is 888-203-7667. The call is also being webcast and can be accessed on the investor relations section of the Company’s website, www.tempurpedic.com.

For those who cannot listen to the live broadcast, a telephone replay of the call will be available from January 22, 2009 at 8:00 p.m. Eastern Time through January 29, 2009. To listen to the replay, dial 888-203-1112, participant code 4171447.

Forward-looking Statements
This release contains "forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s plans to repatriate foreign earnings and further improve financial flexibility and its business; the Company’s initiatives to drive sales and position the Company for growth; and the Company’s expectations regarding net sales and earnings per share for 2009. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic, financial  and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; the Company’s ability to reduce expenses to align with reduced sales levels; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the US retail channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to address issues in certain underperforming international markets; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; changes in foreign tax rates, including the ability to utilize tax loss carry forwards; and rising commodity costs. Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's annual report on Form 10-K under the headings "Special Note Regarding Forward-Looking Statements" and "Risk Factors." Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company
Tempur-Pedic International Inc. (NYSE:  TPX) manufactures and distributes mattresses and pillows made from its proprietary TEMPUR® pressure-relieving material. It is the worldwide leader in premium sleep. The Company is focused on developing, manufacturing and marketing advanced sleep surfaces that help improve the quality of life for people around the world. The Company’s products are currently sold in over 70 countries under the TEMPUR® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-805-3635.

Investor Relations Contact:
Barry Hytinen
Vice President, Investor Relations and Financial Planning & Analysis
800-805-3635

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2008	2007	Chg %	2008	2007	Chg %
Net sales	$189,121	$288,954	(35)%	$927,818	$1,106,722	(16)%
Cost of sales	107,752	147,966		526,861	571,896
Gross profit	81,369	140,988	(42)%	400,957	534,826	(25)%
Selling and marketing expenses	34,444	48,944		172,350	193,574
General, administrative and other expenses	21,604	24,363		94,743	97,138
Operating income	25,321	67,681	(63)%	133,864	244,114	(45)%

Other expense, net:
Interest expense, net	(5,493)	(9,090)		(25,123)	(30,484)
Other expense, net	(324)	(220)		(1,319)	(756)
Total other expense	(5,817)	(9,310)		(26,442)	(31,240)
Income before income taxes	19,504	58,371	(67)%	107,422	212,874	(50)%
Income tax provision	18,449	18,441		48,554	71,415
Net income	$1,055	$39,930	(97)%	$58,868	$141,459	(58)%

Earnings per common share:
Basic	$0.01	$0.53		$0.79	$1.77
Diluted	$0.01	$0.52		$0.79	$1.74
Weighted average common shares outstanding:
Basic	74,833	74,815		74,737	79,831
Diluted	74,920	76,190		74,909	81,256

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2008	2007	Chg %
ASSETS

Current Assets:
Cash and cash equivalents	$15,385	$33,315
Accounts receivable, net	99,811	163,730
Inventories	60,497	106,533
Prepaid expenses and other current assets	9,233	11,133
Deferred income taxes	11,888	11,924
Total Current Assets	196,814	326,635	(40)%
Property, plant and equipment, net	185,843	208,370
Goodwill	192,569	198,286
Other intangible assets, net	66,823	68,755
Deferred financing costs and other non-current assets	4,482	4,386
Total Assets	$646,531	$806,432	(20)%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$41,355	$56,206
Accrued expenses and other current liabilities	65,316	66,080
Income taxes payable	7,783	4,060
Current portion of long-term debt	—	288
Total Current Liabilities	114,454	126,634	(10)%
Long-term debt	419,341	601,756
Deferred income taxes	28,371	29,645
Other non-current liabilities	11,922	259
Total Liabilities	574,088	758,294	(24)%

Stockholders’ Equity:
Common stock, $.01 par value; 300,000 shares authorized; 99,215 shares issued as of December 31, 2008 and December 31, 2007	992	992
Additional paid in capital	291,018	283,564
Retained earnings	281,422	241,812
Accumulated other comprehensive (loss)/income	(12,590)	13,550
Treasury stock, at cost; 24,382 and 24,681 shares as of December 31, 2008 and December 31, 2007, respectively	(488,399)	(491,780)
Total Stockholders’ Equity	72,443	48,138	51%

Total Liabilities and Stockholders’ Equity	$646,531	$806,432	(20)%

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
(In thousands)

	Twelve Months Ended
	December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$58,868	$141,459
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,756	33,414
Amortization of deferred financing costs	1,060	1,029
Amortization of stock-based compensation	8,041	6,728
Bad debt expense	8,110	5,997
Deferred income taxes	2,423	(8,961)
Foreign currency adjustments	(1,183)	423
Loss on sale of equipment	666	324
Changes in operating assets and liabilities:
Accounts receivable	51,231	(20,536)
Inventories	45,758	(38,216)
Prepaid expenses and other current assets	1,695	(3,226)
Accounts payable	(15,676)	1,861
Accrued expenses and other current liabilities	535	3,532
Income taxes	4,110	2,533
Net cash provided by operating activities	198,394	126,361

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for trademarks and other intellectual property	(870)	(1,057)
Purchases of property, plant and equipment	(10,494)	(16,149)
Acquisition of businesses, net of cash acquired	(1,529)	(5,805)
Proceeds from sale of equipment	384	140
Proceeds from escrow settlement	7,141	—
Net cash used by investing activities	(5,368)	(22,871)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term revolving credit facility	127,383	420,547
Repayments of long-term revolving credit facility	(251,536)	(146,293)
Repayments of long-term debt	(1,359)	(45,488)
Proceeds from Series A Industrial Revenue Bonds	—	15,380
Repayments of Series A Industrial Revenue Bonds	(57,785)	(5,760)
Proceeds from the issuance of common stock	695	8,175
Excess tax benefit from stock based compensation	399	11,073
Treasury stock repurchased	—	(319,884)
Dividends paid to stockholders	(17,933)	(23,811)
Payments for deferred financing costs and other	(14)	(1,581)
Net cash used by financing activities	(200,150)	(87,642)

NET EFFECT OF EXCHANGE RATE CHANGES ON CASH	(10,806)	1,679

(Decrease) increase in cash and cash equivalents	(17,930)	17,527

CASH AND CASH EQUIVALENTS, beginning of period	33,315	15,788

CASH AND CASH EQUIVALENTS, end of period	$15,385	$33,315

Summary of Channel Sales
The Company generates sales through four distribution channels: retail, direct, healthcare and third party.  The retail channel sells to furniture, specialty and department stores globally.  The direct channel sells directly to consumers.  The healthcare channel sells to hospitals, nursing homes, healthcare professionals and medical retailers.  The third party channel sells to distributors in countries where Tempur-Pedic International does not operate its own distribution company.

The following table highlights net sales information, by channel and by segment, for the fourth quarter of 2008 compared to 2007:

($ in thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2008	2007	2008	2007	2008	2007

Retail	$157,652	$238,556	$93,332	$153,498	$64,320	$85,058
Direct	10,098	18,996	8,496	16,084	1,602	2,912
Healthcare	10,638	15,434	3,226	4,897	7,412	10,537
Third Party	10,733	15,968	3,342	4,295	7,391	11,673
Total	$189,121	$288,954	$108,396	$178,774	$80,725	$110,180

Summary of Product Sales
A summary of net sales by product is reported below:

($ in thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2008	2007	2008	2007	2008	2007

Mattresses	$124,755	$196,614	$75,695	$129,054	$49,060	$67,560
Pillows	25,990	41,020	10,591	19,987	15,399	21,033
Other	38,376	51,320	22,110	29,733	16,266	21,587
Total	$189,121	$288,954	$108,396	$178,774	$80,725	$110,180

Summary of Channel Sales
The following table highlights net sales information, by channel and by segment, for the full year of 2008 compared to 2007:

($ in thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,		December 31,
	2008	2007	2008	2007	2008	2007

Retail	$781,105	$919,913	$500,513	$625,904	$280,592	$294,009
Direct	47,597	79,748	39,666	68,865	7,931	10,883
Healthcare	47,087	50,846	15,276	15,725	31,811	35,121
Third Party	52,029	56,215	15,249	14,855	36,780	41,360
Total	$927,818	$1,106,722	$570,704	$725,349	$357,114	$381,373

Summary of Product Sales
A summary of net sales by product is reported below:

($ in thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,		December 31,
	2008	2007	2008	2007	2008	2007

Mattresses	$631,308	$768,530	$412,295	$535,706	$219,013	$232,824
Pillows	117,900	142,114	50,772	68,342	67,128	73,772
Other	178,610	196,078	107,637	121,301	70,973	74,777
Total	$927,818	$1,106,722	$570,704	$725,349	$357,114	$381,373

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation of Adjusted Net income, Adjusted Earnings per share,
EBITDA to Net Income and Funded debt to Total debt
Non-GAAP Measures
(In thousands, except per share amounts)

The Company provides information regarding Adjusted Net income, Adjusted Earnings per share, EBITDA and Funded debt which are not recognized terms under GAAP (Generally Accepted Accounting Principles) and do not purport to be alternatives to Net income as a measure of operating performance or Total debt. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. A reconciliation of Adjusted Net income, Adjusted Earnings per share and EBITDA to the Company’s Net income and Earnings per share and a reconciliation of Funded debt to Total debt are provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of the repatriation of foreign earnings. Management also believes that the use of EBITDA and Funded debt provides investors with useful information with respect to the terms of the Company’s credit facility.

Reconciliation of Adjusted Net income to Net income

The following table sets forth the reconciliation of the Company’s reported Net income for the twelve months ended December 31, 2008 to the calculation of Adjusted Net income for the three and twelve months ended December 31, 2008:

	Three Months Ended	Twelve Months Ended
	December 31, 2008	December 31, 2008

GAAP Net income	$1,055	$58,868
Plus:
Tax provision related to repatriation of foreign earnings	11,631	11,631
Adjusted Net income	$12,686	$70,499
GAAP Earnings per share, diluted	$0.01	$0.79
Tax provision related to repatriation of foreign earnings	0.16	0.15
Adjusted Earnings per share, diluted	$0.17	$0.94

Reconciliation of EBITDA to Net income

The following table sets forth the reconciliation of the Company’s reported Net income for the twelve months ended December 31, 2008 to the calculation of EBITDA for the twelve months ended December 31, 2008:

Twelve Months Ended
December 31, 2008

GAAP Net income	$58,868
Plus:
Interest expense	25,123
Income taxes	48,554
Depreciation & Amortization	40,797
EBITDA	$173,342

Reconciliation of Funded debt to Total debt

The following table sets forth the reconciliation of the Company’s reported Total debt to the calculation of Funded debt:

As of
December 31, 2008

GAAP basis Total debt	$419,341
Plus:
Letters of credit outstanding	2,871
Funded debt	$422,212

Calculation of Funded debt to EBITDA

As of
December 31, 2008

Funded debt	$422,212
EBITDA	173,342
2.44 times